NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

NUMBER                                                                    SHARES
 VOID                                [LOGO]                                VOID

                              SPARTA HOLDING CORP.

                   AUTHORIZED STOCK 100,000,000 COMMON SHARES
                                $.001 PAR VALUE

                                             SEE REVERSE FOR CERTAIN DEFINITIONS
                                                      |CUSIP 846587 10 3|

This Certifies That                                             is the
registered holder of                                            Shares

                              SPARTA HOLDING CORP.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed

Dated:

                              SPARTA HOLDING CORP.

                                   CORPORATE
                                      SEAL
                                     NEVADA
                                    * 1993 *

/s/ [ILLEGIBLE]                                                  /s/ [ILLEGIBLE]

SECRETARY/TREASURER                           CHAIRMAN OF THE BOARD OF DIRECTORS

                                                    COUNTERSIGNED AND REGISTERED
TRANSFER AGENT AND REGISTRAR:                  BY
     ATLAS STOCK TRANSFER CORPORATION                               VOID
          5899 SOUTH STATE STREET                           AUTHORIZED SIGNATURE
        SALT LAKE CITY, UTAH 84107

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